CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 2 Forward-Looking Statements and Non-GAAP Financial Measures Statements contained in this investor presentation that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our clients to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation. Explanation of Use of Non-GAAP Financial Measures In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this investor presentation may contain or reference, certain non-GAAP financial measures. We believe these non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with similar non-GAAP measures which may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within the referenced earnings release.

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 3 CB Financial Services, Inc. - Corporate Overview • Holding Company for Community Bank (Carmichaels, PA), serving the community since 1901 • Community Bank operates 12 full-service branch offices and two loan production offices in southwestern Pennsylvania and northern West Virginia • NASDAQ: CBFV Market Data CBFV Share Price $35.63 Shares Outstanding 5.0M Market Cap $178.5M Avg. 3 Mo. Daily Trading Volume 6,487 shares Insider Ownership 8.85% Institutional Ownership 45.61% Dividend Yield 2.92% Total Stockholders' Equity $157.5M Book Value per Common Share $31.28 Tangible Book Value per Common Share (1) $29.35 Price to Book Value 1.14x Price to Tangible Book Value (1) 1.21x ◦ All daily trading information/multiples as of January 23, 2026 ◦ All other financial information as of December 31, 2025 Washington Waynesburg Moundsville Canonsburg Uniontown Branches/ITM LPO Operations (1) Non GAAP financial measure.

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 4 Community Bank partners with individuals, businesses and communities to realize their dreams, protect their financial futures and improve their lives. Take Care of Each Other Always Do the Right Thing Be a Great Teammate Work Hard to Achieve Our Goals Give and Expect Mutual Respect Enjoy Life Everyday Be Positive Have a Sense of Urgency Client Experience First Our Mission Statement Our Core Values Our Cornerstone About Us

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 5 Creating Value for our Shareholders and Stakeholders • Sustainable Earnings Growth ▪ Improve core earnings by investing in talent and technology, implementing and rewarding a disciplined sales culture, innovating new products, providing best in class delivery, improving efficiency and developing digital delivery. • People, Culture & Innovation ▪ Ensure our organization culture, practices, values and structure enable us to attract, train and retain top talent. Embed innovation at our core to improve capacity, to scale and respond to changing market and industry conditions. • Client Experience ▪ Prioritize the Client Experience. Make it simple and easy. • Automate and Optimize Processes ▪ Optimize process and delivery channels through technology, including AI, to enhance our Client Experience, lower costs, mitigate risk and improve profitability. • Improve Efficiency ▪ Establish a board-approved enterprise risk management framework to drive high quality earnings within established risk tolerances. Strategic Initiatives

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 6 Strategic Focus Treasury Management & Commercial Banking Strategy Strategic Focus Objectives Results CB's footprint contains highly concentrated markets and there is opportunity to gain market share in Commercial Banking and Treasury Services. Build and develop a Treasury Management (TM) and Specialized Deposit Division that provides a first class client experience. In 2024, the Bank retained Jim Mele, a seasoned veteran with an established record of success, to build and develop a TM and Specialized Deposit Division. Initial phase completed in 2025 with the addition of three specialty deposit sales personnel and five treasury operations personnel. Targeted investments related to technology and systems to develop new products and processes, with a focus on ensuring a positive client experience. Leverage existing core system strengths and enhance with new TM products and processes with an exceptional client experience as the primary goal. During 2025, new technology was implemented and products were developed, including commercial online banking and ACH platforms, with enhanced capabilities for treasury and commercial clients. Treasury Services are the least commoditized deposits and servicing these accounts will generate growth in lower cost deposits and noninterest income. Enhance liquidity position with sticky, granular cost-effective deposits while also adding net fee income. With the staffing, products and technology implemented, the onboarding of treasury clients has begun and material deposit growth is expected to occur in 1Q26 and ongoing. Combined with the expansion of the Bank's Commercial Banking team, this two pronged strategy enhances the ability to improve net interest margin and net income. Be opportunistic in retaining talented Commercial Bankers to gain market share. The Bank is continuing to evaluate and hire additional Commercial Banking talent. Expenses related to these strategies are expected to be offset with additional cost savings and incremental revenue.

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 7 2026 Macro Outlook Item Comment Monetary Policy The Federal Reserve's rate cuts are uncertain to continue during 2026. Further rate cuts could impact pricing on deposits, borrowings and loans. Interest rate and liquidity management are primary components to managing impact. Inflation/Demand Inflation is expected to persist at current levels, with possible easing near year-end 2026. If inflationary pressures escalate, a potential economic slowdown may temper loan demand. Cost-control and pricing strategies are critical to remain competitive. Regulatory Environment Evolving regulations may impact operations and compliance costs. Risk management (cybersecurity and data privacy in particular) is on the forefront with continued shift to digital channels. Market Dynamics Competitive pressures, market conditions, stablecoin and deposit tokenization and AI- powered technology will require agile and innovative strategies to remain relevant while prioritizing client experience to build loyalty and differentiation. CB will need to remain vigilant and adaptable to navigate the uncertainties and complexities of the macroeconomic landscape in 2026 and beyond.

Q4 2025 Financial Highlights

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 9 Q4 2025 Highlights (Unaudited) Earnings (for the three months ended December 31, 2025 unless otherwise noted) • Core earnings. Core net income (non-GAAP) was $3.8 million, with diluted core earnings per share of $0.72. Core pre-provision net revenue (PPNR) (non-GAAP) was $4.9 million. • Margin. Net interest income was $13.8 million, an increase of 5.6% from Q3 2025. Net interest margin was 3.76%, up 12 bp from Q3 2025 as cost of funds decreased 8 bps and yield on interest-earning assets increased 7 bps. • Positive core returns. Adjusted return on average equity (non-GAAP) was 9.72% for Q4 2025, compared to 5.29% for Q4 2024. Balance Sheet & Asset Quality (as of December 31, 2025 unless otherwise noted) • Steady loan portfolio. Total loans ($1.15 billion) increased 1.7% from September 30, 2025 and 6.4% from December 31, 2024 due to commercial lending efforts. Excluding the reduction in the Bank's indirect auto loans, the portfolio grew 9.6% during the year. • Strong deposit base. Deposits ($1.34 billion) increased 0.4% from September 30, 2025 and 4.4% from December 31, 2024. Deposit growth for the year included $40.7 million of core (non-time) deposits and $15.6 million of time deposits. • High concentration of core deposits. Core deposits were 77% of total deposits at December 31, 2025. • Limited wholesale funding. Borrowings to total assets was 2.2% and brokered time deposits to total assets was 6.4% at December 31, 2025. • Strong credit quality. Nonperforming loans to total loans was 0.46% and nonperforming assets to total assets was 0.34% as of December 31, 2025. Annualized net charge-offs to average loans for the current quarter was 0.10%. Liquidity and Capital Strength (as of December 31, 2025 unless otherwise noted) • Significant available liquidity. Cash on deposit was $31.7 million and available borrowing capacity was $627.3 million. Available liquidity covers 248% of uninsured/non-collateralized deposits. • Low-risk deposit base. Insured/collateralized deposits account for 75.2% of total deposits. • Well-capitalized. The Bank's Tier 1 Leverage ratio was 10.15% at December 31, 2025, compared to 9.98% at December 31, 2024. • Increasing shareholder value. TBV per common share (non-GAAP) was $29.35 at December 31, 2025, compared to $27.17 at December 31, 2024. • Stock Repurchase Plan (SRP). Announced $5.0 million SRP in Q3 2025. Attractive way to return capital to shareholders.

Q4 2025 Results Overview (Unaudited)

Financial Highlights

($000s except per share)	Q4 2025	Change Q3 2025	Change Q4 2024
Balance Sheet			
Total Net Loans (Net of Allowance)	$ 1,152,144	$ 18,904	$ 69,323
Total Deposits	1,339,805	5,385	56,288
Income Statement			
Net Interest Income	13,826	727	2,294
Net Provision for Credit Losses	362	103	(321)
Noninterest Income (excl Net Gain (Loss) on Investment Securities)	1,715	640	63
Gain on Sale of Securities	14	11,766	11
Noninterest Expense	9,923	740	470
Income Tax Expense	528	1,852	6
Net Income	4,742	10,438	2,213
Performance Ratios			
Earnings Per Share, Diluted	$ 0.89	$ 1.96	$ 0.43
Net Interest Margin[1]	3.76 %	0.12 %	0.64 %
ROAA[1]	1.22 %	2.72 %	0.57 %
ROATCE[1][2]	12.95 %	29.16 %	5.41 %
NCOs/Average Loans[1]	0.10 %	0.13 %	0.05 %
Tangible Book Value per Share[2]	$ 29.35	$ 0.79	$ 2.53
Tangible Equity Ratio (TCE / TA)[2]	9.61 %	0.32 %	0.26 %
Capital Ratios (Bank Only)			
Tier 1 Leverage	10.15 %	0.09 %	0.16 %
Common Equity Tier 1 Capital	13.92 %	(0.27)%	(0.86)%
Tier 1 Capital	13.92 %	(0.27)%	(0.86)%
Total Risk-Based Capital	14.89 %	(0.31)%	(0.91)%

(1) Annualized
(2) Non-GAAP Calculation in Press Release
(3) Comparisons are to Q3 2025 unless otherwise noted

Quarterly Highlights[3]

Balance Sheet:

- Loans increased $18.9 million as a result of commercial lending efforts, partially offset by discontinued indirect portfolio product offering.
- Deposits increased $5.4 million due to an increase of $21.3 million in time deposits, partially offset by a $5.7 million decrease in core (non-time) deposits.
- Tangible book value per share (non-GAAP) was $29.35.

Earnings and Capital:

- Q3 results included an $11.8 million pre-tax loss on the sale of securities due to the execution of a repositioning strategy.
- Core net income was $3.8 million, while core PPNR was $4.9 million for Q4.
- Net interest margin[1] was up 12 bp to 3.76% due to an increase in security yields related to the Q3 repositioning and a reduction in cost of funds.
- Noninterest income for Q4 included a $711,000 earnout payment related to the 2023 sale of Exchange Underwriters.
- Noninterest expense increased 8.1% due to higher salaries and data processing costs related to treasury personnel and products.
- The Bank's Tier 1 Leverage ratio was 10.15%.

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 10

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 11 Financial Trends - Balance Sheet (Unaudited) Total Net LoansTotal Assets Total Deposits Total Stockholders' Equity in m ill io ns $1,482 $1,483 $1,518 $1,546 $1,548 12/31/24 3/31/25 6/30/25 9/30/25 12/31/25 $1,400 $1,450 $1,500 $1,550 $1,600 in m ill io ns $1,083 $1,079 $1,101 $1,133 $1,152 Net Loans Yield on Loans 12/31/24 3/31/25 6/30/25 9/30/25 12/31/25 $1,000 $1,025 $1,050 $1,075 $1,100 $1,125 $1,150 $1,175 5.30% 5.40% 5.50% 5.60% 5.70% 5.80% 5.90% 6.00% in m ill io ns $1,284 $1,281 $1,309 $1,334 $1,340 Total Deposits Cost of Interest Bearing Deposits 12/31/24 3/31/25 6/30/25 9/30/25 12/31/25 $1,150 $1,200 $1,250 $1,300 $1,350 $1,400 1.75% 2.00% 2.25% 2.50% 2.75% 3.00% 3.25% in m ill io ns $147 $148 $148 $152 $158 12/31/24 3/31/25 6/30/25 9/30/25 12/31/25 $130 $140 $150 $160

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 12 Financial Trends - Reported Earnings and Profitability (Unaudited) Net Income (Loss) / PPNR (non-GAAP) Earnings (Loss) Per Share (EPS) - Diluted in th ou sa nd s $2,529 $1,909 $3,949 $(5,696) $4,742 $3,734 $2,296 $4,723 $(6,761) $5,632 Net Income PPNR Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 $(8,000) $(6,000) $(4,000) $(2,000) $— $2,000 $4,000 $6,000 $0.46 $0.35 $0.74 $(1.07) $0.89 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 $(1.50) $(1.00) $(0.50) $— $0.50 $1.00 Annualized Return on Average Equity (ROAE) 6.80% 5.24% 10.76% (15.15)% 12.14% Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 (16.00)% (8.00)% —% 8.00% 16.00% Annualized Return on Average Assets (ROAA) 0.65% 0.53% 1.06% (1.50)% 1.22% Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 (2.00)% (1.50)% (1.00)% (0.50)% —% 0.50% 1.00% 1.50%

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 13 Financial Trends - Core Earnings and Profitability (1) (Unaudited) Core Net Income / Core PPNR (non-GAAP) Core EPS - Diluted (non-GAAP) in th ou sa nd s $1,967 $2,717 $3,949 $3,927 $3,799 $3,023 $3,319 $4,723 $4,991 $4,867 Core Net Income Core PPNR Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 $1,000 $2,000 $3,000 $4,000 $5,000 $0.35 $0.50 $0.74 $0.74 $0.72 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 $— $0.20 $0.40 $0.60 $0.80 Core Annualized ROAE (non-GAAP) 5.29% 7.46% 10.76% 10.45% 9.72% Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 —% 3.00% 6.00% 9.00% 12.00% Core Annualized ROAA (non-GAAP) 0.51% 0.75% 1.06% 1.04% 0.97% Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 —% 0.25% 0.50% 0.75% 1.00% 1.25% (1) Non-GAAP Calculation in Press Release

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 14 Financial Trends - Earnings and Profitability (Unaudited) Total Revenue (non-GAAP) Highlights - Revenue Core Efficiency Ratio (non-GAAP)(1) $11,532 $11,311 $12,540 $13,099 $13,826 $944 $807 $931 $1,075 $964 Net Interest Income Noninterest Income (adj.) Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 $7,500 $9,000 $10,500 $12,000 $13,500 $15,000 75.1% 72.6% 64.9% 64.8% 67.1% Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 50.0% 60.0% 70.0% 80.0%Net Interest Margin (NIM) (non-GAAP) (1) 5.27% 5.17% 5.31% 5.41% 5.48% 3.13% 3.28% 3.55% 3.67% 3.80% 2.29% 2.03% 1.89% 1.86% 1.78% Yield on Earning Assets Net Interest Margin (FTE) Cost of Funds Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 —% 2.00% 4.00% 6.00% Net Interest Income: • Q4 2024 - includes $313,000 of loan interest income related to the payoff of a loan previously on nonaccrual. Noninterest Income (adj.) (non-GAAP): • All periods exclude gains/losses on securities. • Q4 2024 - excludes a $708,000 earn-out payment from the sale of EU. • Q1 2025 - excludes a $49,000 earn-out payment from sale of EU. • Q4 2025 - excludes a $711,000 earn-out payment from the sale of EU and a $40,000 gain on the sale of bank assets. (1) Non-GAAP Calculation in Press Release $11,532 $11,311 $12,540 $13,099 $13,826$1,655 $787 $931 $(10,677) $1,729 Net Interest Income Noninterest Income Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 $(20,000) $(10,000) $— $10,000 $20,000

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 15 Monthly Earnings Trends (Unaudited) 3.41% 3.78% 5.44% 5.43% 2.74% 2.21% Net Interest Margin (FTE) Yield on Earning Assets Cost of Funds 12/31/2024 3/31/2025 6/30/2025 9/30/2025 12/31/2025 2.00% 3.00% 4.00% 5.00% 6.00% Net Interest Margin (NIM) (Non-GAAP) 12/31/2024 3/31/2025 6/30/2025 9/30/2025 12/31/2025 $— $500 $1,000 $1,500 $2,000 Pre-Tax Pre-Provision Income (Core) (Non-GAAP) 0.49% 0.96% 12/31/2024 3/31/2025 6/30/2025 9/30/2025 12/31/2025 0.25% 0.50% 0.75% 1.00% 1.25% Core Annualized ROAA (Non-GAAP) 12/31/2024 3/31/2025 6/30/2025 9/30/2025 12/31/2025 $3,250 $3,500 $3,750 $4,000 $4,250 $4,500 $4,750 $5,000 Net Interest Income (FTE) (Non-GAAP)

Deposit Composition / Characteristics

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 17 Deposit Mix and Cost (Unaudited) 21.8% 26.7% 15.6% 12.6% 23.3% Non-Interest Bearing Demand Interest Bearing Demand Money Market Accounts Savings Accounts Time Deposits Deposit Mix Average Cost of Interest-Bearing Deposits 2.79% 2.46% 2.28% 2.26% 2.18% Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 —% 1.00% 2.00% 3.00% Deposit Composition (in millions) 12/31/24 3/31/25 6/30/25 9/30/25 12/31/25 NIB Demand $ 267.9 $ 267.4 $ 278.7 $ 291.9 $ 291.7 IB Demand 316.8 341.2 353.4 366.0 357.1 Money Market 231.5 228.0 225.1 206.2 209.2 Savings Accounts 170.5 176.7 172.0 169.0 169.3 Organic Time Deposits 257.9 228.8 201.1 202.9 214.0 Brokered Time Deposits 39.0 39.0 79.0 98.5 98.5 Total Deposits $ 1,283.5 $ 1,281.1 $ 1,309.4 $ 1,334.4 $ 1,339.8 Highlights • Deposits increased $56.3 million, or 4.4%, from December 31, 2024. • Brokered time deposits were utilized to fund commercial loan growth and the purchase of floating rate CLO securities and mature within three months. • Mix shifting from organic time and money market to lower-cost demand deposits. • Offering short-term CDs at a cost favorable to alternative funding. • Average cost of interest-bearing deposits was 2.18% for Q4 2025, compared to 2.26% for Q3 2025 and 2.79% for Q4 2024. 2.23% 1.95% 2.01% 2.08% 2.00% 3.18% 3.04% 2.94% 2.63% 2.30% 0.10% 0.10% 0.10% 0.10% 0.11% 4.29% 3.95% 3.27% 3.12% 3.15% 4.81% 4.40% 4.37% 4.36% 4.12% Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% Noninterest- Bearing Interest- Bearing Money Market Accounts Savings Accounts Time Deposits $— $100,000 $200,000 $300,000 $400,000 20.9% 20.9% 21.3% 21.9% 21.8% 24.7% 26.6% 27.0% 27.4% 26.7% 18.0% 17.8% 17.2% 15.5% 15.5% 13.3% 13.8% 13.1% 12.7% 12.6% 20.1% 17.9% 15.4% 15.2% 16.0% 3.0% 3.0% 6.0% 7.4% 7.4% Noninterest-Bearing Interest-Bearing Money Market Accounts Savings Accounts Organic Time Deposits Brokered Time Deposits 12/31/24 3/31/25 6/30/25 9/30/25 12/31/25

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 18 Secure Deposit Base (Unaudited) • In total, 75.2% of client deposits (non- brokered) are FDIC insured or collateralized with investment securities as of December 31, 2025, compared to 78.4% as of December 31, 2024. • Uninsured client deposits consist of business & retail deposits of 14.9% and 9.9% of total deposits, respectively. • At December 31, 2025, client deposits consisted of 56.8% retail, 28.2% business, and 15.0% public funds. • CB is focused on providing opportunities for uninsured depositors to move funds to alternate products, providing benefit to both clients and the Bank. FDIC Insured, 59.5% Collateralized, 15.7% Uninsured, 24.8% Source: Company information as of 12/31/2025 As of 12/31/2025

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 19 Strong Liquidity Position (Unaudited) $— 0.0% $36,224 21.5% $41,089 24.4% $67,575 40.2% $22,333 13.3% $909 0.5% Government Agency Municipal MBS's CMO's Corporate Debt Marketable Equity Cash $31.7 million Investments $107.3 million Fed Capacity $71.2 million FHLB Capacity $506.1 million Other Capacity $50.0 million Available Liquidity of $766.3 million Highlights Source: Company information as of 12/31/2025 • Cash & Cash Equivalents totaled $31.7 million, or 2.0% of total assets. • Investment Securities totaled $279.9 million, with $172.6 million utilized as collateral for public fund deposits. All securities are classified as available-for-sale and marked to market. • Total borrowings totaled $34.8 million, or 2.2% of total assets and included $20.0 million in FHLB borrowings and $14.8 million in subordinated debt. • The Bank has $627.3 million in available borrowing capacity (FED, FHLB, Other). • Available liquidity covers 248% of uninsured/ non-collateralized deposits.

Loan Portfolio Composition

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 21 Loan Portfolio Composition (Unaudited) Commercial & Industrial 13.9% Real Estate- Construction 3.9% Real Estate- Commercial 47.5% Real Estate- Residential 28.3% Consumer 3.7% Other 2.7% As of 12/31/2025 Loan Portfolio Detail dollars in millions 12/31/24 3/31/25 6/30/25 9/30/25 12/31/25 QoQ Change YoY Change Real Estate - Residential $ 338.0 $ 334.7 $ 329.3 $ 333.4 $ 329.2 (1.3) % (2.6) % Real Estate - Commercial 485.5 497.3 513.2 539.4 552.2 2.4 13.7 Real Estate - Construction 54.7 54.6 40.7 38.9 45.4 16.7 (17.0) Commercial & Industrial 112.0 107.4 138.2 143.9 161.1 12.0 43.8 Consumer 70.5 61.9 57.4 49.6 42.9 (13.5) (39.1) Other 31.9 32.6 32.0 38.2 31.5 (17.5) (1.3) Total Loans $ 1,092.6 $ 1,088.5 $ 1,110.8 $ 1,143.4 $ 1,162.3 1.7% 6.4 % Highlights • Loans increased $69.6 million, or 6.4%, from December 31, 2024 due primarily from commercial lending. Excluding the indirect loans, loans increased $99.3 million, or 9.6%, from December 31, 2024. • Loan production for Q4 2025 totaled $204.6 million while loans paid off totaled $97.6 million. • CB continues to focus on disciplined pricing and credit quality standards. • CB remains committed to hiring and retaining experienced commercial bankers.

Commercial Loan Portfolio Detail (Unaudited)

C&I and CRE Loans by Industry



24.9%
18.4%
17.8%
12.0%
4.9%
4.4%
2.8%
1.7%
1.6%
11.5%
Retail Space
Multifamily
Warehouse Space
Office Space
Medical Facilities
Manufacturing
Hotels
Oil & Gas
Senior Housing
Other

Source: Company information as of 12/31/2025

Highlights

- CRE loans represent 47.5% of the total loan portfolio.
- Limited exposure to office space.
- 21.4% of CRE loans are owner occupied.
- Non-Owner Occupied CRE loans have an average LTV of 58.5% based on appraised values at the time of origination, whereas Owner Occupied CRE's LTV is 53.7%.
- Average Non-Owner Occupied CRE loan size is approximately $1.3 million, and Owner Occupied is approximately $593,000.
- No loans are currently in deferral.
- CRE loans are concentrated in the Pittsburgh metropolitan area.

Commercial Real Estate Loan Portfolio Details

	Total O/S Balance	CRE Owner Occupied				CRE Non-Owner Occupied			
		O/S Balance	Percent	Avg Loan Size	Avg LTV	O/S Balance	Percent	Avg Loan Size	Avg LTV
Retail Space	$ 137,748	$ 26,725	4.83 %	$ 668	52.20 %	$ 111,023	20.08 %	$ 1,500	61.56 %
Multifamily	101,591	—	—	—	—	101,591	18.38	986	61.89
Warehouse Space	98,414	20,558	3.72	791	42.23	77,856	14.08	2,049	55.90
Office Space	66,169	9,000	1.63	429	72.60	57,168	10.34	1,243	57.26
Medical Facilities	26,775	8,672	1.57	667	74.45	18,103	3.27	1,207	55.74
Manufacturing	24,319	2,928	0.53	325	58.44	21,391	3.87	2,139	42.86
Hotels	15,438	1,993	0.36	1,993	74.73	13,445	2.43	1,921	58.94
Oil & Gas	9,355	4,616	0.84	659	65.96	4,740	0.86	1,580	57.94
Senior Housing	9,065	5,841	1.06	1,947	26.90	3,223	0.58	3,223	41.29
Other	63,306	37,669	6.83	477	53.02	25,638	4.74	884	59.26
Total	$ 552,180	$ 118,002	21.37 %	$ 593	53.74 %	$ 434,178	78.63 %	$ 1,332	58.49 %

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 22

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 23 Consumer Loan Portfolio Detail (Unaudited) 88.5% 8.6% 2.9% 1-4 Family Indirect Auto Other Consumer 31.1% 15.5% 20.9% 20.6% 9.9% 2.0% < 50% 50% - 59% 60% - 69% 70% - 79% 80% - 89% > 90% 43.3% 36.3% 13.5% 6.2% 0.7% > 800 740-799 700-739 661-699 < 660 Consumer Lending Portfolio - $372.1M Residential Real Estate Loan to Values (LTV's) - $329.2MIndirect Auto Portfolio by Max FICO Score- $32.1M Highlights • Residential loans represent 28.3% of total loans. • 67.5% of residential loans have an LTV of less than 70%, based on appraised values at the time of origination. • Indirect auto loans represent 2.8% of total loans. • 79.7% of indirect auto loans are to borrowers with FICO scores greater than 740, at the time of underwriting. • The indirect auto lending program was discontinued in Q2 2023 to prioritize more profitable commercial lending products. Source: Company information as of 12/31/2025 Source: Company information as of 12/31/2025 Source: Company information as of 12/31/2025

Asset Quality, Capital Ratios and IRR

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 25 Asset Quality Trends (Unaudited) Net Charge-Offs (Recoveries) / Average Loans Allowance for Credit Losses / Total LoansNonperforming Assets / Total Assets $1,789 $2,369 $1,925 $2,340 $5,310 Nonperforming Assets NPA's / Assets 12/31/24 3/31/25 6/30/25 9/30/25 12/31/25 $— $2,000 $4,000 $6,000 0.10% 0.20% 0.30% 0.40% Allowance for Credit Losses / Nonperforming Assets Nonperforming Loans to Total Loans $1,789 $2,369 $1,767 $2,182 $5,310 Nonperforming Loans (000's) Nonperforming/Total Loans 12/31/24 3/31/25 6/30/25 9/30/25 12/31/25 $— $2,000 $4,000 $6,000 0.15% 0.20% 0.25% $157 $54 $(39) $(88) $295 Net Charge Offs (Recoveries) NCO's (Recoveries)/ Avg Loans Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 $(150) $(100) $(50) $— $50 $100 $150 $200 $250 $300 $350 (0.08)% (0.05)% (0.03)% —% 0.03% 0.05% 0.08% 0.10% 0.13% 0.15% 0.18% $9,805 $9,819 $9,722 $10,146 $10,116 Loan Loss Reserve ($000's) ALLL/ Total Loans 12/31/24 3/31/25 6/30/25 9/30/25 12/31/25 $— $4,000 $8,000 $12,000 0.86% 0.88% 0.90% 0.92% $1,789 $2,369 $1,925 $2,340 $5,310 Nonperforming Assets ALLL / Nonperforming Assets 12/31/24 3/31/25 6/30/25 9/30/25 12/31/25 $— $2,000 $4,000 $6,000 —% 200.00% 400.00% 600.00%

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 26 Capital Ratios (Bank Only) (Unaudited) Common Equity Tier 1 Capital (to Risk Weighted Assets) Tier 1 Capital to Risk Weighted Assets in th ou sa nd s 14.78% 14.94% 15.28% 14.19% 13.92% Common Equity Tier 1 Capital Adequately Capitalized Well Capitalized 12/31/24 3/31/25 6/30/25 9/30/25 12/31/25 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% 14.78% 14.94% 15.28% 14.19% 13.92% Tier 1 Capital Adequately Capitalized Well Capitalized 12/31/24 3/31/25 6/30/25 9/30/25 12/31/25 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% Tier 1 Leverage (to Adjusted Total Assets) 9.98% 10.36% 10.49% 10.06% 10.15% Tier 1 Leverage Adequately Capitalized Well Capitalized 12/31/24 3/31/25 6/30/25 9/30/25 12/31/25 4.00% 6.00% 8.00% 10.00% 12.00% Total Capital (to Risk Weighted Assets) 15.79% 15.95% 16.29% 15.20% 14.89% Total Capital Adequately Capitalized Well Capitalized 12/31/24 3/31/25 6/30/25 9/30/25 12/31/25 8.00% 10.00% 12.00% 14.00% 16.00% 18.00%

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 27 Change in Rates (bp) (in th ou sa nd s) $(2,705) $(2,156) $(973) $— $892 $1,629 $2,326 -300 -200 -100 0 +100 +200 +300 $(4,000) $(2,000) $— $2,000 $4,000 Change in Rates (bp) (in th ou sa nd s) $14,905 $12,540 $7,660 $— $(9,669) $(20,329) $(31,554) -300 -200 -100 0 +100 +200 +300 $(40,000) $(30,000) $(20,000) $(10,000) $— $10,000 $20,000 Change in Net Interest Income (as of 12/31/2025) Change in Economic Value of Equity (as of 12/31/2025) Interest Rate Risk (Unaudited) Interest Rate Risk Details (as of 12/31/2025) EVE EVE as a Percent of Portfolio Value of Assets Net Interest Earnings at Risk Change in Interest Rates in Basis Points Dollar Amount Dollar Change Percent Change NPV Ratio Basis Point Change Dollar Amount Dollar Change Percent Change (Dollars in thousands) +300 $ 202,955 $ (31,554) (13.5) % 14.50% (113) $ 59,563 $ 2,326 4.1% +200 214,180 (20,329) (8.7) 14.95 (68) 58,866 1,629 2.8 +100 224,840 (9,669) (4.1) 15.34 (29) 58,129 892 1.6 Flat 234,509 — — 15.63 — 57,237 — — -100 242,169 7,660 3.3 15.79 16 56,264 (973) (1.7) -200 247,049 12,540 5.3 15.76 13 55,081 (2,156) (3.8) -300 249,414 14,905 6.4 15.58 (5) 54,532 (2,705) (4.7)

Conclusions

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 29 Market Presence with Brand Recognition Seasoned Executive Leadership Deploying Technology to Enhance Client Experience Investment Summary Serving Stable Southwestern PA & Ohio River Valley markets Proven experience through all economic cycles Continuing to invest with a tech- forward and people-centric approach Investing for Growth Adding new talent, tech upgrades and investing in process improvement Rewarding Shareholders Increased quarterly dividend 8% to $0.28 per share in Q1 2026

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 30 Delivering Value to Shareholders Our goal is to continue operating as a high-performing, independent community bank, generating positive returns and adding significant value for our shareholders. ◦ Committed to Improving Financial Performance ▪ Revenue Growth ▪ Consistent returns ◦ Dividend and Capital Reinvestment ▪ Regular and reliable dividend payouts ▪ Attractive dividend yield ▪ Capital reinvestment to produce higher returns ◦ Investing in Products and Strategies for Future Growth ▪ Specialty Treasury Payments & Services ▪ Commercial Banking ▪ Mortgage Banking ◦ Creating Franchise Value ◦ Supporting Local Communities (building value beyond financial returns)

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 31 ◦ Community bank model is highly-differentiated compared with large regional banks ◦ Intense focus on sales and service culture and quality product offerings which builds full relationships with our clients ◦ Utilize technology investments to enhance speed of process while improving client experience ◦ Enhance profitability and efficiency potential while continuing to invest for future growth ◦ Continue our track record of opportunistic growth in the robust Pittsburgh Metropolitan area and across our footprint ◦ Defend and grow our relatively low-cost deposit base which enables the bank to protect net interest margin ◦ Leverage our credit culture and strong loan underwriting as a foundation to uphold our asset quality metrics Be the Community Bank of choice across our footprint Concluding Thoughts

CB Financial Services, Inc. (Nasdaq: CBFV) January 2026 Page 32 Company Contact John H. Montgomery President and Chief Executive Officer Phone: (724) 223-8317 Investor Relations The IR Group Diane Fitzgibbons, President Phone: (206) 388-5789 Email: dianef@theIRgroup.com Bank Main Office: 100 N. Market Street Carmichaels, PA 15320 Corporate Center: 2111 North Franklin Drive, Suite 200 Washington, PA 15301 Contact Information